Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MediXall Group, Inc. and Subsidiaries

Fort Lauderdale, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 16, 2019, relating to the consolidated financial statements of MediXall Group, Inc. and Subsidiaries which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

November 5, 2019